Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-106113, 333-75994, 333-61694, 333-116619, 333-116618, and 333-135235) of HealthExtras, Inc. of our report, dated February 27, 2008, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of HealthExtras, Inc., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
February 27, 2008